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NEURALSTEM TO RAISE $5.2 MILLION IN REGISTERED DIRECT OFFERING

ROCKVILLE, Maryland, February 6, 2012 – Neuralstem, Inc. (NYSE Amex: CUR) announced today that it has entered into agreements with certain institutional and accredited investors for a registered direct placement of 5,200,000 shares of common stock at a price of $1.00 per share for aggregate gross proceeds of $5,200,000.

In addition, the Company will issue to each investor a warrant to purchase a number of shares of common stock equal to the number of shares purchased by the investor in the offering. The warrants have an exercise price of $1.02 per share and are exercisable starting six months from the issuance date for a term of five years.

The offering is expected to close on or about February 10, 2012, subject to satisfaction of customary closing conditions.

T.R. Winston & Company, LLC acted as the exclusive placement agent for the offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-169847), which was declared effective by the United States Securities and Exchange Commission ("SEC") on October 14, 2010. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at www.sec.gov, or by request at T.R. Winston & Company, LLC, 1999 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.

About Neuralstem

Neuralstem's patented technology enables the ability to produce neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells constitutively into mature, physiologically relevant human neurons and glia. Neuralstem is in an FDA-approved Phase I safety clinical trial for amyotrophic lateral sclerosis (ALS), often referred to as Lou Gehrig's disease, and has been awarded orphan status designation by the FDA.

In addition to ALS, the company is also targeting major central nervous system conditions with its cell therapy platform, including spinal cord injury, ischemic spastic paraplegia, chronic stroke, and Huntington's disease. The company has submitted an IND (Investigational New Drug) application to the FDA for a Phase I safety trial in chronic spinal cord injury.

Neuralstem also has the ability to generate stable human neural stem cell lines suitable for the systematic screening of large chemical libraries. Through this proprietary screening technology, Neuralstem has discovered and patented compounds that may stimulate the brain's capacity to generate new neurons, possibly reversing the pathologies of some central nervous system conditions. The company has received approval from the FDA to conduct a Phase Ib safety trial evaluating NSI-189, its first small molecule compound, for the treatment of major depressive disorder (MDD). Additional indications could include schizophrenia, Alzheimer's disease and bipolar disorder.

For more information, please go to www.neuralstem.com.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Neuralstem's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2010 and the quarterly report on Form 10-Q for the period ended September 30, 2011.

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